UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) December 23, 2016

GAMCO INVESTORS, INC.
(Exact name of registrant as specified in its charter)

Delaware	1-14761	13-4007862
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One Corporate Center, Rye, NY		10580
(Address of principal executive offices)		(Zip Code)

Registrant's telephone number, including area code (914) 921-3700

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

  On December 23, 2016, GAMCO Investors, Inc. announced that the Compensation Committee of the Board of Directors has unanimously approved a deferred compensation agreement with Mario J. Gabelli, Chief Executive Officer of GAMCO.  Mr. Gabelli’s variable compensation for the period from January 1, 2017 through June 30, 2017 will be in the form of Restricted Stock Units (“RSUs”) determined by the volume-weighted average price of the Company’s Class A stock during such period.  As a result, for the first half of 2017, Mr. Gabelli will not be paid any cash compensation that he is entitled to under the Employment Agreement approved by shareholders on May 5, 2015, and consistent with Mr. Gabelli’s agreement since 1977.  The Board decided that deferring Mr. Gabelli’s variable compensation for the first half of 2017 will provide the Company with greater financial flexibility.

  The information furnished under Item 2.02, including the exhibit attached hereto, is not deemed "filed" for purposes of Section 18 of the Securities Exchange Act of 1934 and shall not be incorporated by reference into any registration statement or other document pursuant to the Securities Act of 1933, except as otherwise expressly stated in such filing.

Item 9.01	Financial Statements and Exhibits.

  (d) Exhibits

  99.1  Restricted Stock Unit Agreement, dated December 23, 2016.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GAMCO Investors, Inc.

By: /s/ Kieran Caterina

Kieran Caterina
Senior Vice President and Co-Chief Accounting Officer

Date:December 29, 2016
Exhibit Index

Exhibit No.

99.1  Restricted Stock Unit Agreement, dated December 23, 2016.